UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2013

MULTICELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Cumberland Street, Suite 301

Woonsocket, Island 02895

(Address of principal executive offices, including zip code)

(401) 762-0045

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

MultiCell Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 15, 2013, at the offices of Procopio, Cory, Hargreaves & Savitch LLP, One Del Mar, 12544 High Bluff Drive, Suite 300, San Diego, California 92130, to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on October 8, 2013. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

This proposal was to elect directors to serve for the ensuing year and until their successors are elected. Based on the following votes, the individuals named below were each elected to serve as directors until the Company’s next annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
W. Gerald Newmin	206,746,738	123,518,256	1,400,144,061
Thomas A. Page	278,230,650	52,034,344	1,400,144,061
Edward Sigmond	279,176,090	54,088,904	1,400,144,061
Stephen Chang, Ph. D.	283,637,781	46,627,213	1,400,144,061
Grant Miller	279,624,486	50,640,508	1,400,144,061

Proposal 2: Ratification of Selection of Independent Auditors

The proposal ratifies the selection of Eide Bailly, LLP as the Company’s independent registered public accounting firm. The results of the voting included 1,472,212,279 votes for, 183,206,390 votes against, 74,990,386 votes abstained and no broker non-votes. The selection was ratified.

Proposal 3: Approval of the Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation

The proposal was to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), to increase the number of authorized shares of the Company’s common stock to a total of 5.0 billion shares. The results of the voting included 1,231,063,985 votes for, 481,116,289 votes against, 18,228,781 votes abstained and no broker non-votes. The Certificate of Amendment to the Restated Certificate was approved.

Proposal 3: Approval of the Company’s 2013 Equity Incentive Plan

This proposal was to approve the Company’s 2013 Equity Incentive Plan (the “Plan”). The results of the voting included 162,721,804 votes for, 146,955,465 votes against, 20,587,725 votes abstained and no broker non-votes. The Plan was not approved.

Proposal 4: Approval, on an advisory, non-binding basis, of named executive officer compensation.

This proposal was to approve on an advisory, non-binding basis, named executive officer compensation. The results of the voting included 167,259,258 votes for, 144,709,722 votes against, 18,296,014 votes abstained and no broker non-votes. The named executive officer compensation was approved on an advisory, non-binding basis.

Proposal 5: Approval, on an advisory, non-binding basis, of the frequency of the stockholder advisory vote to approve named executive officer compensation.

This proposal was to approve on an advisory, non-binding basis, the frequency of the stockholder advisory vote to approve named executive officer compensation. The results of the voting included 150,637,104 votes for three years, 24,968,033 votes for two years, 102,068,649 votes for one year and 52,591,208 abstained and no broker non-votes. The frequency of the stockholder advisory vote to approved named executive officer compensation every three years was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin Chief Executive Officer, Chief Financial Officer

Date: November 21, 2013